EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS

OF THE

LIBERTY REPORTING PERSONS

1.             Directors and Executive Officers of Liberty Media Corporation

The name and present principal occupation of each director and executive officer of Liberty are set forth below.  Unless otherwise noted, the business address for each person listed below is c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112.  All executive officers and directors listed are United States citizens, except for David J.A. Flowers, who is a citizen of Canada, and M. Ian G. Gilchrist, who is a citizen of the United States and Canada.

Name and Business Address (if applicable)	Principal Occupation and Principal Business (if applicable)

John C. Malone	Chairman of the Board and Director of Liberty

Gregory B. Maffei	Chief Executive Officer, President and Director of Liberty

Robert R. Bennett	Director of Liberty

Donne F. Fisher	Director of Liberty; President of Fisher Capital Partners, Ltd.

M. Ian G. Gilchrist	Director of Liberty

Evan D. Malone	Director of Liberty; Owner and Manager of 1525 South Street LLC

David E. Rapley	Director of Liberty

M. LaVoy Robison	Director of Liberty; Executive Director and a Board Member of the Anschutz Foundation

Larry E. Romrell	Director of Liberty

David J.A. Flowers	Senior Vice President and Treasurer of Liberty

Albert E. Rosenthaler	Senior Vice President of Liberty

Christopher W. Shean	Senior Vice President and Controller of Liberty

Charles Y. Tanabe	Executive Vice President and General Counsel of Liberty

2.             Executive Officers of QVC, Inc.

The name and present principal occupation of each executive officer of QVC is set forth below.  No individual serves as a director of QVC.  Unless otherwise noted, the business address for each person listed below is c/o QVC, Inc., Studio Park, 1200 Wilson Drive, West Chester, PA 19380.  All executive officers listed are United States citizens, except for Steve Hofmann, who is a citizen of the United States and the United Kingdom, Chris Horobin, who is a citizen of the United Kingdom, Dermot Boyd, who is a citizen of the United Kingdom, and Ulrich Flatten, who is a citizen of Germany.

Name and Business Address (if applicable)	Position	Principal Occupation	Principal Business in which such Employment is Conducted

Michael A. George	Executive Officer	President and Chief Executive Officer of QVC	Retailing of general merchandise through electronic media

Steve Hofmann	Executive Officer	Chief Executive Officer of QVC-Italy	Retailing of general merchandise through electronic media

Chris Horobin	Executive Officer	Chief Executive Officer of QVC-Japan	Retailing of general merchandise through electronic media

Dermot Boyd	Executive Officer	Chief Executive Officer of QVC-UK	Retailing of general merchandise through electronic media

Ulrich Flatten	Executive Officer	Chief Executive Officer of QVC-Germany	Retailing of general merchandise through electronic media

Lawrence R. Hayes	Executive Officer	Senior Vice President, General Counsel & Secretary of QVC	Retailing of general merchandise through electronic media

Claire Watts	Executive Officer	President of U.S. Commerce of QVC	Retailing of general merchandise through electronic media

John Hunter	Executive Officer	Executive Vice President of Customer Fulfillment Services of QVC	Retailing of general merchandise through electronic media

Dan O’Connell	Executive Officer	Executive Vice President & Chief Financial Officer of QVC	Retailing of general merchandise through electronic media

John Sullivan	Executive Officer	Executive Vice President & Chief Information Officer of QVC	Retailing of general merchandise through electronic media

Beth Rubino	Executive Officer	Senior Vice President of Human Resources of QVC	Retailing of general merchandise through electronic media

3.             Directors and Executive Officers of QK Holdings, Inc.:

The name and present principal occupation of each director and executive officer of QK is set forth below.  Unless otherwise noted, the business address for each person listed below is c/o QK Holdings, Inc., Suite 205C, Second Floor, Bancroft Building, 3411 Silverside Rd., Concord Plaza, Wilmington, DE 19810.  All executive officers and directors listed are United States citizens.

Name and Business Address (if applicable)	Position	Principal Occupation	Principal Business in which such Employment is Conducted

Daniel Feiner	Director and Executive Officer	President, Secretary and Director of QK	Managing a holding company

Nicole Maganas	Executive Officer	Vice President and Treasurer of QK	Managing a holding company

Kathy Blankley	Director and Executive Officer	Vice President, Assistant Treasurer and Director of QK	Managing a holding company

Kristen Motel	Executive Officer	Vice President of QK	Managing a holding company

Charles J. Durante	Director and Executive Officer	Assistant Secretary and Director of QK	Managing a holding company